SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(D) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): November 4, 2004

                              BUFFETS HOLDINGS, INC.
              (Exact name of registrant as specified in its charter)

            DELAWARE                  333-116897               22-3754018
(State or other jurisdiction)   (Commission File Number)      (IRS Employer
        of incorporation)                                  Identification No.)


                  1460 BUFFET WAY
                  EAGAN, MINNESOTA                             55121
      (Address of principal executive offices)               (Zip Code)


      Registrant's telephone number, including area code: (651) 994-8608

                                NOT APPLICABLE

         (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02         DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
                  DIRECTORS;  APPOINTMENT OF PRINCIPAL OFFICERS.

                  (b)

                  On November 5, 2004, Buffets Holdings, Inc. (the "Company") announced that Kerry A. Kramp left the Company, effective as of November 4, 2004. Mr. Kramp was the Chief Executive Officer and a director of the Company and each of the Company's direct and indirect subsidiaries.

                  (c)

                  On November 5, 2004, the Company announced that Roe H. Hatlen was appointed Chief Executive Officer of the Company and each of its direct and indirect subsidiaries, effective as of November 4, 2004. The press release issued by the Company announcing this appointment is attached as
Exhibit 99.1 to this report.

                  Mr. Hatlen, age 61, is currently Vice-Chairman of the board and a director of the Company and Buffets, Inc., the Company's wholly-owned direct subsidiary ("Buffets"). Mr. Hatlen co-founded the Company and has served as the Vice-Chairman of the board and as a director of the Company since October 2000 and as the Vice-Chairman of the Board and as a director of Buffets since June 2002. He served as the Company's Chairman and Chief Executive Officer from its inception in 1983 through May 2000 and as President from May 1989 to September 1992. He is a member of the Board of Regents of Pacific Lutheran University.

                  The following is a description of certain relationships and related transactions between the
Company and Mr. Hatlen:

FOUNDER ADVISORY AGREEMENT

                  Mr. Hatlen entered into an advisory arrangement with the Company and Buffets that expires in 2005. Under his advisory agreement, Mr. Hatlen received $325,000 in fiscal 2001, $150,000 in the 2002 transitional period, $283,000 in fiscal 2003 and $257,000 in fiscal 2004. He will receive $238,000 in fiscal 2005 and $113,000 in fiscal 2006. In addition, Mr. Hatlen will receive health, medical and other benefits comparable to those made available to the Company's management employees through calendar 2005. In addition to the compensation paid under the Founder Advisory Agreement, Mr. Hatlen will receive $400,000 per year as compensation for his responsibilities as Chief Executive Officer of the Company.


PURCHASE OF PROPERTY

                  In November 2001, Mr. Hatlen purchased a portion of the land adjoining the Company's headquarters for $1.02 million. The land was sold by the entity that had purchased the parcel at the time of the buyout from public shareholders. Mr. Hatlen's purchase resulted in a reduction of the rental amount payable by the Company under the sale and leaseback transaction relating to the Company's corporate headquarters.

SERIES A SENIOR SUBORDINATED AND SERIES B JUNIOR SUBORDINATED NOTES DUE 2011

                  In connection with certain refinancing transactions entered into by Buffets in June 2002, the Company issued series A senior subordinated notes due 2011 to its preferred stockholders as part of the redemption of its senior preferred stock and series B junior subordinated notes due 2011 as a dividend to holders of its common stock and holders of warrants to purchase its common stock. The subordinated notes were originally issued on June 28, 2002 with a maturity date of June 25, 2011. The subordinated notes bore interest at the rate of 3% per annum from June 28, 2002 through December 31, 2002, and thereafter bore interest at the rate of 4.75% per annum. Payments of accrued interest on the notes were made annually as of June 28 of each year. In connection with entering into an amended and restated credit facility in February 2004, the Company redeemed all of its outstanding series A senior subordinated notes. The Company used a portion of the proceeds of the offering of its 13-7/8% Notes in May 2004, among other things, to redeem the remaining series B junior subordinated notes. The subordinated notes were issued to holders of the Company's preferred stock and to holders of its common stock and holders of warrants to purchase common stock, including Mr. Hatlen in the amount of $244,167 of series A senior subordinated notes and $552,078 of series B junior subordinated notes. Mr. Hatlen had sole ownership over $118,843 of series A senior subordinated notes and $376,089 of series B junior subordinated notes. Mr. Hatlen may have been deemed to be the beneficial owner of the series B junior subordinated notes held by the Lars C. Hatlen Trust, Erik R. Hatlen and Kari E. Hatlen, each such entity or person having owned $130,195 of series B junior subordinated notes. By virtue of Mr. Hatlen's control over Eventyr Investments, he was deemed to beneficially own the $125,324 of series A senior subordinated notes and $175,989 of series B junior subordinated notes held by that entity.

                  On November 4, 2004, R. Michael Andrews, Jr. was appointed Chief Operating Officer of the Company and each of its direct and indirect subsidiaries. In addition to this new function, Mr. Andrews continues to perform the function of principal financial officer.

                  Mr. Andrews, age 40, has served as the Executive Vice President and Chief Financial Officer of the Company since February 2004 and of Buffets since April 2000. Prior to joining the Company, Mr. Andrews served as Chief Financial Officer of Eerie World Entertainment, the parent company to Jekyll & Hyde Clubs, from 1999 to 2000. He was Chief Financial Officer of Don Pablo's Restaurants from 1998 to 1999. Previously, Mr. Andrews was with KPMG Peat Marwick LLP for approximately 12 years, serving most recently as Senior Manager.

                  The following is a description of certain relationships and related transactions between the Company and Mr. Andrews:

SERIES A SENIOR SUBORDINATED AND SERIES B JUNIOR SUBORDINATED NOTES DUE 2011

                  In connection with certain refinancing transactions entered into by Buffets in June 2002, the Company issued series A senior subordinated notes due 2011 to its preferred stockholders as part of the redemption of its senior preferred stock and series B junior subordinated notes due 2011 as a dividend to holders of its common stock and holders of warrants to purchase its common stock. The subordinated notes were originally issued on June 28, 2002 with a maturity date of June 25, 2011. The subordinated notes bore interest at the rate of 3% per annum from June 28, 2002 through December 31, 2002, and thereafter bore interest at the rate of 4.75% per annum. Payments of accrued interest on the notes were made annually as of June 28 of each year. In connection with entering into an amended and restated credit facility in February 2004, the Company redeemed all of its outstanding series A senior subordinated notes. The Company used a portion of the proceeds of the offering of its 13-7/8% Notes in May 2004, among other things, to redeem the remaining series B junior subordinated notes. The subordinated notes were issued to holders of the Company's preferred stock and to holders of its common stock and holders of warrants to purchase common stock, including Mr. Andrews in the amount of $186,232 of series B junior subordinated notes.


ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.

                  (c)      EXHIBITS

                           Exhibit 99.1 Press Release of Buffets Holdings, Inc., dated November 5, 2004.


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                                  SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: November 10, 2004

                                           BUFFETS HOLDINGS, INC.


                                           By:      /s/ R. Michael Andrews, Jr.
                                                    ----------------------------
                                           Name:    R. Michael Andrews, Jr.
                                           Title:   Executive Vice President and
                                                    Chief Operating Officer